Exhibit 5.1 Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas. 298888052.2 Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com. Norton Rose Fulbright 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-2784 United States Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com July 18, 2025 Nauticus Robotics, Inc. 17146 Feathercraft Lane, Suite 450 Webster, Texas 77598 Ladies and Gentlemen: We have acted as counsel for Nauticus Robotics, Inc., a Delaware corporation (the “Company”), in connection with its entry into the At The Market Offering Agreement, dated May 20, 2024 (the “ATM Agreement”), between the Company and H.C. Wainwright & Co., LLC, pursuant to which the Company may issue and sell up to $1,400,000 of shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Registration Statement on Form S-3 (File No. 333-284675) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which includes a base prospectus and was declared effective on May 29, 2025 (the “Registration Statement”), and the prospectus supplement dated June 30, 2025 and July 18, 2025, relating to the offering of the Shares and filed with the Commission (the “Prospectus Supplement”), in each case, as may be amended or supplemented from time to time. In connection with the opinion expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (i) the Company’s Second Amended and Restated Certificate of Incorporation and all amendments thereto; (ii) the Company’s Amended and Restated Bylaws, as amended; (iii) the Registration Statement and Prospectus Supplement; (iv) the ATM Agreement; (v) the applicable resolutions or consents in lieu of resolutions of the Company’s Board of Directors; and (vi) certificates of officers of the Company with respect to certain facts material to the opinion contained herein. For the purposes of expressing the opinion hereinafter set forth, we have assumed: (1) the genuineness of all signatures and documents examined by us; (2) the authenticity of all documents submitted to us as originals; (3) the conformity to the originals of all documents submitted to us as copies; (4) the correctness and accuracy of all facts set forth in the documents referred to in this opinion letter; and (5) the effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded. Based on the foregoing and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares, when issued against payment therefor in accordance with the ATM Agreement, will be validly issued, fully paid, and non-assessable. Our opinion herein is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of

Nauticus Robotics, Inc. July 18, 2025 Page 2 or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to the reference to our firm contained in the Registration Statement and in the Prospectus Supplements under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Very truly yours, /s/ Norton Rose Fulbright US LLP NORTON ROSE FULBRIGHT US LLP